Horizon Technology Finance Provides Second Quarter 2023 Portfolio Update

-	Horizon Platform Originates $52.7 Million of New Loans in Q2, Including $49.6 Million of New Loans Funded by HRZN -
-	Horizon Platform Ends Quarter with Committed Backlog of $183 Million, Including $159 Million in HRZN Commitments -

Farmington, Connecticut – July 12, 2023 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the second quarter ended June 30, 2023 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“As we thoughtfully navigated the challenging macro environment, the Horizon Platform originated $52.7 million of loans in the quarter, including $49.6 million of loans funded by HRZN,” said Gerald A. Michaud, President of HRZN and HTFM. “In addition, the Horizon Platform’s committed backlog of debt investments remained solid at quarter end with $183 million in commitments, including $159 million in HRZN commitments. During the quarter we received $28 million in loan payoffs and partial paydowns along with proceeds from warrant redemptions and earnouts, providing us with accelerated income, which further validated our predictive pricing strategy. Given the Horizon Platform’s strong pipeline and HRZN’s strong backlog of commitments, we believe we remain well positioned to prudently grow the Horizon Platform’s venture debt portfolio and deliver additional value to HRZN’s shareholders.”

Second Quarter 2023 Portfolio Update

Originations

During the second quarter of 2023, a total of $52.7 million of loans funded through the Horizon Platform, including 11 loans totaling $49.6 million funded by HRZN, as follows:

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$10.0 million to a new portfolio company, Viken Detection Corp., a developer of a variety of innovative X-ray and detection products utilized by various law enforcement agencies for the purposes of security, public safety and counterintelligence.

●	$10.0 million to a new portfolio company, SafelyYou, Inc., a developer of an innovative remote care platform that combines real-time AI video technology with a 24/7 remote clinical team.
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$10.0 million to an existing portfolio company, Supply Network Visibility Holdings LLC (d/b/a Everstream Analytics), a provider of supply chain risk management software, in connection with the prepayment of its existing Horizon Platform loan facility and providing it with additional debt capital.

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$10.0 million to an existing portfolio company, Divergent Technologies, Inc., a creator of an innovative global manufacturing infrastructure platform for the automotive industry, of which HRZN will hold $7.5 million for its portfolio.

●	$5.0 million to an existing portfolio company, a developer of neurovascular therapies to better treat brain diseases.
●	$1.9 million to an existing portfolio company, a provider of a returns technology platform for retailers and brands.
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$1.2 million to an existing portfolio company, Nexii Building Solutions Inc., a green construction technology company focused on creating environmentally-friendly, durable, cost-efficient and disaster-resilient buildings.

●	$0.7 million to an existing portfolio company, a builder of conservation memorial forests that offer sustainable alternatives to cemeteries.
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$0.5 million to an existing portfolio company, Groundspeed Analytics, Inc., a developer of an AI platform that captures, structures, and delivers complete risk data to commercial P&C insurance carriers.

●	$0.2 million to an existing portfolio company, Corinth Medtech, Inc., a developer of an FDA-cleared device for treating symptoms related to Benign Prostatic Hyperplasia (BPH).
●	$0.1 million to an existing portfolio company, an operator of commercial blood collection centers that source and distribute vital, in-demand blood components, such as platelets, to hospitals.

Liquidity Events and Partial Paydowns

HRZN experienced liquidity events from six portfolio companies in the second quarter of 2023, including principal prepayments and partial paydowns of $28.3 million and $1.5 million of warrant and earnout proceeds, compared to $32.1 million of principal prepayments and partial paydowns and no warrant and earnout payments during the first quarter of 2023:

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In May, the Company received a payment of $1.5 million in cash and was issued $2.8 million of equity in Decisyon, Inc. in full satisfaction of Decisyon’s obligations to the Company under its venture loan.

●	In May, HRZN received $0.8 million in proceeds in connection with the redemption of warrants in Riv Data Corp.
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In May, with the proceeds of a new loan from the Horizon Platform, Supply Network Visibility Holdings LLC (d/b/a Everstream Analytics) prepaid its previously outstanding principal balance of $11.1 million on its venture loan facility, plus interest and end-of-term payment. HRZN continues to hold warrants in Supply Network.

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In June, Groundspeed Analytics, Inc. was acquired by Insurance Quantified and Groundspeed prepaid its outstanding principal balance of $11.0 million on its venture loan and convertible note, plus interest, end-of-term payments and prepayment fees.  HRZN also received proceeds totaling $0.5 million from the redemption of warrants it held in Groundspeed, as well as a preference payment on its convertible note of $0.9 million.

●	In June, HRZN received a partial paydown of $4.7 million on its venture loan to Avalo Therapeutics, Inc.
●	In June, HRZN received $0.2 million in proceeds in connection with an earnout payment and the redemption of warrants related to its investment in Bardy Diagnostics, Inc.

On July 12, 2023, Evelo Biosciences, Inc. (“Evelo”) paid down $5.0 million of the principal amount of its loans outstanding under that certain Venture Loan and Security Agreement by and among the Company, the other lender parties therein and Evelo, dated as of December 15, 2022, as amended (the “Loan Agreement”) and the Company and Evelo converted $5.0 million of the principal amount of the loans outstanding under the Loan Agreement into shares of Common Stock of Evelo.

Principal Payments Received

During the second quarter of 2023, HRZN received regularly scheduled principal payments on investments totaling $6.1 million, compared to regularly scheduled principal payments totaling $6.8 million during the first quarter of 2023.

Commitments

During the quarter ended June 30, 2023, HRZN closed new loan commitments totaling $73.6 million to six companies, compared to new loan commitments of $31.4 million to three companies in the first quarter of 2023.

Pipeline and Term Sheets

As of June 30, 2023, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $159.4 million to 19 companies. This compares to a Committed Backlog of $186.6 million to 19 companies at HRZN as of March 31, 2023. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. Across the Horizon Platform, the quarter ended with an additional $23.5 million of unfunded loan approvals and commitments.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $20.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of June 30, 2023, HRZN held a portfolio of warrant and equity positions in 97 portfolio companies, including 81 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Austin, Texas, Chicago, Illinois, Reston, Virginia and Portland, Maine. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819